UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 24, 2026

BAYFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	001-41068	59-3665079
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

700 Central Avenue		33701
St. Petersburg, Florida		(Zip Code)
(Address of principal executive offices)
(727) 440-6848
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class registered	Trading Symbol(s)	Name of exchange on which registered
Common Stock	BAFN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2026, BayFirst Financial Corp. (the “Company”), BayFirst National Bank (the “Bank”), and their Executive Vice President and Chief Operating Officer, Robin L. Oliver, entered into a revised Employment Agreement. The Employment Agreement’s initial term will expire on August 1, 2029. On August 1, 2029, and each subsequent August 1st, the Employment Agreement shall automatically be extended for an additional one-year period unless any party provides notice of non-renewal. Ms. Oliver will receive a minimum annual salary of $350,000. She is also eligible to participate in any of the Bank’s or the Company’s employee benefit plans and programs. She is also entitled to receive specific stock grants and cash incentive payments based on continued employment and on her and the Bank’s performance. The Employment Agreement subjects Ms. Oliver to two-year, post-termination, customer and employee non-solicitation obligations. Upon certain termination events, including a change in control, Ms. Oliver will be entitled to receive a cash payment equal to 200% of her then current base salary and average cash bonus for the preceding two years.
On September 24, 2026, the Company, the Bank, and their Executive Vice President, Chief Financial Officer, and principal financial officer, Scott J. McKim, entered into a revised Employment Agreement. The Employment Agreement’s initial term will expire on August 1, 2029. On August 1, 2029, and each subsequent August 1st, the Employment Agreement shall automatically be extended for an additional one-year period unless any party provides notice of non-renewal. Mr. McKim will receive a minimum annual salary of $325,000. He is also eligible to participate in any of the Bank’s or the Company’s employee benefit plans and programs. He is also entitled to receive specific stock grants and cash incentive payments based on continued employment and on his and the Bank’s performance. The Employment Agreement subjects Mr. McKim to two-year, post-termination, customer and employee non-solicitation obligations. Upon certain termination events, including a “change in control,” Mr. McKim will be entitled to receive a cash payment equal to 200% of his then current base salary and average cash bonus for the preceding two years.
The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreements, which are Exhibits 10.1 and 10.2 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Name	Filed Herewith
10.1	Employment Agreement with Robin L. Oliver, dated September 24, 2026	*
10.2	Employment Agreement with Scott J. McKim, dated September 24, 2026	*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	*
.
The information in this report (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYFIRST FINANCIAL CORP.

Date:	September 29, 2026

By:	/s/ Scott J. McKim
Scott J. McKim
Chief Financial Officer